Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the registration of 500,000 shares under the 1997 Employee Stock Purchase Plan of MAXIMUS, Inc. of our report dated November 16, 2004, with respect to the consolidated financial statements of MAXIMUS, Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2004, filed with the Securities and Exchange Commission on December 10, 2004 (File Number 001-12997).

/s/ Ernst & Young LLP

McLean, Virginia

February 7, 2005